SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 11, 1998

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

             Florida                   333-29015               59-2346270
          (State or other              (Commission           (I.R.S. Employer
            jurisdiction               File Number)          Identification No.)
         of incorporation)

          2 CLINTON SQUARE
          SYRACUSE, NEW YORK                                10281
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (315) 422-9088


                      INFORMATION TO BE INCLUDED IN REPORT

Item 1.           Changes in Control of Registrant

                  Not Applicable.

Item 2.           Acquisition or Disposition of Assets

                  Not Applicable.

Item 3.           Bankruptcy or Receivership

                  Not Applicable.


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Item 4.           Changes in Registrant's Certifying Accountant

                  Not Applicable.

Item 5.           Other Events

                  A meeting of the board of directors of Equivest Finance, Inc. (the "Company") was held on September 11, 1998 during which it was resolved that the 1998 annual meeting of stockholders (the "Annual Meeting") of the Company will be held on or about October 29, 1998. The board of directors of the Company resolved that holders of record of shares of the common stock of the Company and the Series 2 Class A Preferred Stock of the Company at the close of business on October 15, 1998 are entitled to vote at the Annual Meeting or any adjournments thereof.

                  Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with the Exchange Act of 1934, as amended, and the rules promulgated thereunder. Such proposals of stockholders must be received by the Company, addressed to Eric. C. Cotton, Equivest Finance, Inc., Secretary, 2 Clinton Square, Syracuse, New York 13202, on or before September 28, 1998 to be eligible for inclusion in the Company's proxy statement and proxy relating to the Annual Meeting.

Item 6.           Resignation of Registrant's Directors

                  Not Applicable.

Item 7.           Financial Statements and Exhibits

                  (a)      Financial statements of businesses acquired.

                           Not Applicable.

                  (b)      Pro forma financial information.

                           Not Applicable.

                  (c)      Exhibits.

                           None.

Item 8.           Change in Fiscal Year

                  Not Applicable.



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Item 9.           Sales of Equity Securities Pursuant to Regulation S

                  Not Applicable.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    EQUIVEST FINANCE, INC.



Date: September 16, 1998            By:     /s/ Richard C. Breeden
                                    --------------------------------------------
                                    Name:   Richard C. Breeden
                                    Title:  Chairman and Chief Executive Officer

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